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                                                                   EXHIBIT 10.4


                               THIRD AMENDMENT TO
                FIRST AMENDED AND RESTATED MANAGEMENT AGREEMENT
                      BETWEEN DEEPTECH INTERNATIONAL INC.
                       AND LEVIATHAN GAS PIPELINE COMPANY


     This Third Amendment dated as of July 1, 1996 (this "Amendment") has been executed and delivered by the undersigned for the purpose of amending the First Amended and Restated Management Agreement dated as of June 27, 1994 (the "Agreement", as amended) between DeepTech International Inc. and Leviathan Gas Pipeline Company. Unless otherwise defined in the Amendment, all capitalized terms herein shall have the meanings ascribed to them in the Agreement.

     WHEREAS, the Parties deem it to be in their mutual best interests to amend certain compensation and other provisions included in the Agreement.

     NOW, THEREFORE, the Parties hereby amend the Agreement as follows:

     1. Amendment of Subsection 3.1. Section 3.1 of the Agreement is hereby amended by deleting it in its entirety and replacing it with the following:

          3.1 Fee. Prior to July 1, 1994, the annual compensation due DII from LGPC for services provided pursuant to this Agreement shall accrue in accordance with the original terms and conditions of the Agreement prior to any amendments. On and as of July 1, 1994 through and including October 31, 1995, the annual compensation (prorated for any portion of a year) due DII from LGPC for services provided pursuant to this Agreement shall be (i) a base fee of $2,000,000.00 plus (ii) 40% of DII's Unreimbursed Overhead, if any. On and as of November 1, 1995 through and including June 30, 1996, the annual compensation (prorated for any portion of a year) due DII from LGPC for services provided pursuant to this Agreement shall be 45.3% of DII's Overhead. On and as of July 1, 1996 through the term of this Agreement, the annual compensation (prorated for any portion of a year) due DII from LGPC for services provided pursuant to this Agreement shall be 54% of DII's Overhead.

     LGPC shall also promptly reimburse DII with respect to amounts incurred for the direct benefit of LGPC.

     2. Amendment of Subsection 3.2. Section 3.2 of the Agreement is hereby amended by deleting it in its entirety and replacing it with the following:

          3.2 Payment of Fee. For purposes of accounting and periodic payment, before the first day of each calendar month, DII shall present LGPC with an invoice which reflects an amount equal to



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               (i) DII's best estimate as to LGPC's share of DII's Overhead for that month, if any, plus (ii) all reimbursable amounts. LGPC shall pay such sum on or before the first day of that calendar month. On or before September 1 of each calendar year, DII shall furnish a statement to LGPC detailing (i) the actual amount, if any, of DII's Overhead for the immediately preceding Fiscal
               Year, (ii) payments made from LGPC to DII for such Fiscal Year, and (iii) any adjustment balance due to/from DII. Within 15 days of the date of such statement, LGPC or DII, as applicable, shall remit the balance due.

     3.   Amendment of Article I. Article I of the Agreement is hereby amended by:

          a.   Adding the defined term "Overhead".

               "Overhead" means DII's operating, selling, general, administrative and other similar expenses for any period as determined by DII.

     IN WITNESS WHEREOF, the Parties have executed this Amendment effective as of the date first set forth in the preamble.


DEEPTECH INTERNATIONAL INC.                     LEVIATHAN GAS PIPELINE COMPANY



By: /s/ Donald V. Weir                          By:           /s/ Grant E. Sims
   ----------------------------------                         ------------------
    Donald V. Weir                              Printed Name: Grant E. Sims
    Chief Financial Officer                                   ------------------
                                                Title:        CEO
                                                              ------------------


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